EXHIBIT 10.16.04
                        DESIGN AND DEVELOPMENT AGREEMENT

         This Agreement made as of the 25th day of June 1998, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the
"Partnership"), and ROBERTS PROPERTIES, INC., a Georgia corporation (the "Developer"),

                              W I T N E S S E T H:

         WHEREAS, the Partnership has acquired approximately 35.3 acres of land at the intersection of Old Norcross Road and Herrington Road in Atlanta, Georgia (the "Property") as described in the 1998 Form 10-K of Roberts Realty Investors, Inc., (the "10-K"), and the Partnership intends to develop, construct, own and operate on the Property a 249 unit garden-style apartment community ("Old Norcross"); and

         WHEREAS, the Partnership desires that the Developer perform certain advisory, administrative and supervisory services relating to the Partnership's design, development and construction of Old Norcross;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                       1.

                                    Services

         The Developer will create and develop Old Norcross and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for Old Norcross. The Developer shall also provide supervisory services to ensure that Old Norcross is built in accordance with the approved Plans and Specifications provided.

                                       2.

                                  Compensation

         For the above services, the Developer shall be paid a total of One Million Two Hundred Forty-Five Thousand Dollars ($1,245,000), payable upon demand by the Developer.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.



ROBERTS PROPERTIES RESIDENTIAL,          ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership      Georgia corporation

By:  Roberts Realty Investors, Inc.,     By: /s/ Charles S. Roberts
        its General Partner                  -----------------------------------
                                                 Charles S. Roberts, President

By: /s/ Charles R. Elliott
    -------------------------------------------
    Charles R. Elliott, Chief Financial Officer